EXHIBIT 10.1

AMENDMENT OF EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement entered into as of September 22, 2016 (the “Agreement”) by and between A. Schulman, Inc., a Delaware corporation (the “Employer” or “Company”) and Joseph M. Gingo (the “Employee”), is made and entered into this 27th day of March, 2018.

WHEREAS, pursuant to Section 4.1 of the Agreement the Term of the Agreement is contemplated to end on August 31, 2018;

WHEREAS, pursuant to Section 4.1, the Company may, by providing written notice to Employee at least ninety (90) days prior to August 31, 2018, extend the Term for one additional year to August 31, 2019 (“Extension”); and

WHEREAS, the Company entered into that certain Agreement and Plan of Merger by and among the Company, LyondellBasell Industries N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, and LYB Americas Holdco Inc., a Delaware corporation, dated as of February 15, 2018 (the “Merger Agreement”); and

WHEREAS, Schedule 6.01(b)(vi)(3) of the Merger Agreement contemplates that the Company shall be permitted to extend the term of the Agreement until the date that is thirty (30) days following the closing of the Merger Agreement; and

WHEREAS, the Company and Employer desire to so extend the term of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Term of Agreement. Section 4.1 of the Agreement shall be deleted in its entirety and replaced with the following:

4.1 TERM OF AGREEMENT. The "Term" for this Agreement shall commence on September 22, 2016 and shall end on the earlier of (i) August 31, 2019; or (ii) the date that is thirty (30) days following the Closing Date, as defined in the Merger Agreement. Nothing in this Agreement shall amend, modify or alter compensation paid or awards settled to the Employee prior to the commencement of the Term.

2.    No Further Amendment. Except as otherwise amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

EMPLOYER:
A. Schulman, Inc.

By: /s/ Andreas Guenther

Its: Chief Human Resources Officer

EMPLOYEE:

/s/ Joseph M. Gingo
Joseph M. Gingo